UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 10, 2016

DEEP DOWN, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-30351	75-2263732
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8827 W. Sam Houston Pkwy N. Suite 100, Houston, TX 77040

(Address of principal executive offices) (Zip Code)

(281) 517-5000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 - FINANCIAL INFORMATION

ITEM 2.01 - COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

Sale of Channelview property - Channelview, Texas

On March 10, 2016, Deep Down, Inc., a Nevada corporation (the “Company”), completed the sale of buildings and approximately 10 acres of land in Channelview, Texas (“Channelview Property”) for a sale price of $3.8 million from SAK Investments, LLC. Approximately $1.8 million of the proceeds of the sale were used to repay indebtedness secured by the Channelview Property.

The entry into the agreement to sell the Channelview Property was previously reported by the Company in a Current Report on Form 8-K filed on January 14, 2016.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 15, 2016

DEEP DOWN, INC.

By :	/s/ Eugene L. Butler
Eugene L. Butler Executive Chairman and Chief Financial Officer

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